UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2006

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida		34110

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 3, 2006 John S. Chaperon, Bancshares of Florida, Inc.’s (“Bancshares”) Executive Vice President and Chief Credit Officer and Bank of Florida’s (one of Bancshares’ subsidiaries) Executive Vice President and Senior Lender, resigned from those positions in contemplation of being named President of Bristol Bank in Coral Gables, Florida.  Bancshares and Bristol Bank entered into an Agreement and Plan of Merger on March 7, 2006, whereby Bristol Bank will be merged into Bank of Florida.

In connection with the proposed transaction, Bancshares of Florida, Inc. will file a proxy statement/prospectus as part of a registration statement on Form S-4 and other documents regarding the proposed transactions with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus (and all amendments and supplements to it because it will contain important information about Bancshares, Bristol Bank and the proposed transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancshares of Florida, Inc.
(Registrant)

Date: April 3, 2006
	By:	/s/ Tracy L. Keegan

Tracy L. Keegan
Executive Vice President and Chief Financial Officer